                            VOTING TRUST AGREEMENT

         THIS VOTING TRUST AGREEMENT (this "Trust Agreement"), is entered into as of December 9, 1999 by and between Marianne T. Shada Hood
("Stockholder") and Raymond Hood (the "Trustee").

         WHEREAS, Stockholder is the owner of 500,000 shares of Class A Common Stock (the "Shares") of EXE Technologies, Inc., a Delaware corporation (the "Company"), which Shares have been transferred by the Trustee in relation to the dissolution of the marriage of Trustee and Stockholder and the property settlement being entered into in connection with such dissolution, which settlement provided that Stockholder would receive 13.8408% of Trustee's stock ownership in the Company.

         WHEREAS, in connection with such transfer, the parties to that certain Second Amended and Restated Stockholders Agreement dated as of September 29, 1999, by and among the Company and the stockholders specified therein (the "Stockholders Agreement"), consented to this transfer and waived certain rights with respect to such transfer, conditioned upon and subject to Stockholder entering into this Trust Agreement, a copy of such consent and waiver is attached as Exhibit A hereto.

         WHEREAS, Stockholder wishes to appoint the Trustee under terms as more specifically described herein.

         WHEREAS, Stockholder shall retain beneficial ownership of the Shares and be entitled to all economic benefits from such ownership and the right to sell and transfer the Shares subject to the terms and restrictions of the Stockholders Agreement, the Lock-Up Agreement to be entered into between the Trustee and the Company's underwriters with respect to the shares of the Company's stock owned and controlled by the Trustee in his own right (the "Lock-Up Agreement") and Rule 144 under the Securities Act of 1933, as amended ("Rule 144").

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. TRANSFER OF STOCK TO TRUSTEE. Stockholder hereby assigns and delivers to the Trustee all certificates representing the Shares, and the Trustee hereby acknowledges and accepts such delivery of such certificates, and Stockholder further agrees to do all things and to execute all documents necessary for the transfer of the Shares to the Trustee on the books of the Company; provided, however, Stockholder shall retain the right to sell the Shares in accordance with and subject to (a) the Stockholders Agreement, (b) the same terms and restrictions as set forth in the Lock-Up Agreement and (c) Rule 144, in which case Trustee shall return the Shares to Stockholder and take all other actions necessary to accomplish such sale of the Shares as directed by the Stockholder.

         2. ISSUANCE OF STOCK CERTIFICATE TO THE TRUSTEE. The Trustee shall surrender to the Company for cancellation all certificates evidencing the Shares and in their stead shall procure from the Company new certificates evidencing the Shares, to be issued to him as the Trustee under this Trust Agreement.

         3. VOTING TRUST CERTIFICATE. The Trustee, in exchange for the Shares, shall issue and deliver to Stockholder a voting trust certificate (the "Voting Trust Certificate") showing the number of Shares transferred by Stockholder to the Trustee.

             3.1 FORM AND EXECUTION OF VOTING TRUST CERTIFICATE. The Voting Trust Certificate issued hereunder shall be substantially in the form attached hereto as Exhibit B. All Voting Trust Certificates now or hereafter issued under this Trust Agreement shall bear the two legends set forth below.

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         TRANSFER OF THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF SECTION 4 OF THE VOTING TRUST AGREEMENT PURSUANT TO WHICH THE SAME WAS ISSUED, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND AT THE REGISTERED OFFICE OF THE COMPANY IN THE STATE OF DELAWARE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED SEPTEMBER 29, 1999 AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND SUCH SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

             3.2 ACCEPTANCE OF TRUST BY STOCKHOLDER. By accepting the Voting Trust Certificate issued hereunder, Stockholder agrees that the Shares represented by the Voting Trust Certificate issued to Stockholder shall be held by the Trustee upon and subject to the terms and conditions of this Trust Agreement and the trust created hereby (the "Trust").

         4. TRANSFER OF VOTING TRUST CERTIFICATE. The Voting Trust Certificate is not transferable or assignable except in accordance with, and as permitted by, the Stockholders Agreement and each Voting Trust Certificate shall be subject to the restrictions on transfer set forth in the Stockholders Agreement to the extent and for the period that the underlying Shares are so restricted. If so transferred, the Voting Trust Certificate shall be transferable by the record holder on the books of the Trustee upon the surrender of the Voting Trust Certificate properly endorsed for transfer.
 Until so transferred, the Trustee may treat the record holder as the owner of the Voting Trust Certificate for all purposes whatsoever. No transfer of the Voting Trust Certificate shall in any way remove the Shares represented by the Voting Trust Certificate from being held under this Trust Agreement and any transferee, by applying for and/or accepting such transfer, does hereby consent to be bound by the terms of this Trust Agreement.

         5.  AUTHORIZATION OF VOTING TRUSTEE.

             5.1 DESIGNATION AND AUTHORIZATION. The Trustee is hereby designated as the "Voting Trustee" under this Trust within the meaning of
Section 218 of the Delaware General Corporation Law, and as such the Trustee shall have full power and authority, and is hereby fully empowered and authorized, in his unrestricted discretion, to: (i) represent Stockholder and the Shares and vote thereon for every lawful purpose; (ii) consent to any lawful act of the Company; (iii) waive any notice to Stockholder of any meeting of the Company; and (iv) consent to any action under, or waive any provision of, or take any action under the Stockholders Agreement, in respect of all Shares held by him as the Trustee hereunder, as though he were the absolute owner of the Shares, provided that Trustee takes the same action with respect to stock of the Company owned or controlled by Trustee in his own right; including at all meetings of the stockholders of the Company, in the election of directors and upon any and all matters in question which may be brought before the stockholders of the Company for their approval or consent, as fully as the Stockholder might do if personally present, including but not limited to any merger, consolidation, combination, sale of substantially all of the assets or liquidation of the Company. Without limiting the foregoing, the Trustee may vote in person or by any proxy selected at any meeting of the Company, may be a director and/or an officer of the Company, may serve as such with or without compensation, and may vote for himself as such. The Trustee or any corporation or partnership of which he is a stockholder, officer or director or in which he may have any financial interest, may: (i) be employed with compensation or engage in transactions for or at a profit with the Company; (ii) may be engaged or retained by the Company for services and compensated therefor; or (iii) may transact directly or indirectly any other lawful business with the Company.

             5.2 NOTICE TO STOCKHOLDER. The Trustee shall be under no duty to provide to Stockholder any advance notice of any meetings of the stockholders of the Company or votes to be taken by the Trustee thereon. Notwithstanding anything herein to the contrary, Trustee shall promptly deliver to Stockholder any notice received by Trustee under the Stockholders Agreement.

             5.3 GENERAL LIMITATION ON TRUSTEE. Trustee shall take all steps necessary for Stockholder to enjoy the benefits, and be subject to the obligations, contained in the Stockholders Agreement. Trustee shall not vote the Shares, or take any other action with respect to the Shares, which would result in the Shares receiving different treatment than the stock of the Company owned or controlled by Trustee in his own right. Trustee shall not sell, assign, pledge, hypothecate or otherwise encumber the Shares without the prior written consent of the Stockholder.

         6. TRUSTEE LIABILITY. The Trustee may vote the Shares either in person or by proxy, and in voting the Shares, the Trustee shall incur no responsibility as stockholder, trustee or otherwise, except for his own individual malfeasance. Without limiting the foregoing, the Trustee shall not be liable to Stockholder for any vote cast, or for any consent or waiver given by him, in the absence of gross negligence, provided that Trustee at all times exercises good faith in such matters.

         7. TRUSTEE'S INDEMNITY. The Trustee shall be indemnified fully against all costs, charges, expenses and other liabilities properly incurred by him in the exercise of any power conferred upon him by this Trust Agreement. The Trustee may set-off against such right of indemnity any dividends on account of the Shares; and Stockholder hereby covenants with the Trustee that in the event such monies and securities are insufficient for that purpose, Stockholder will hold harmless and indemnify the Trustee against all loss or damage which he may sustain by reason of anything he may lawfully do in the execution of this Trust Agreement.

         8.  DISTRIBUTIONS; RECAPITALIZATIONS.

             8.1 DIVIDENDS OR OTHER DISTRIBUTIONS. The Trustee shall collect and receive any and all dividends and other distributions that may accrue, of money or property paid upon, or distributed in respect of, the Shares and, (except for shares of capital stock of the Company) subject to deduction as provided in paragraph 7 above, shall deliver the same to Stockholder; provided, however, that the Trustee may, by written notice to the Company, instruct the Company to pay directly to the record holders of the Voting Trust Certificate thereto any dividend or other distribution of money or other property (except shares of capital stock of the Company). In the event that the Trustee receives any shares of the capital stock of the Company as a dividend upon, or other distribution in respect of, the Shares held by him hereunder, the Trustee shall hold such shares subject to this Trust Agreement and shall issue additional Voting Trust Certificates of record at the close of business on the day fixed by the Company as the record date for such dividend or distribution.

             8.2 RECAPITALIZATION OR REORGANIZATION. In the event that, prior to the termination of this Trust Agreement, the Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through recapitalization, reorganization, stock splits, combination of shares, merger or consolidation, the number and kind of shares of stock or other securities into which each then outstanding share shall be so changed or exchanged shall be held by the Trustee subject to this Trust Agreement and the Trustee shall issue substituted Voting Trust Certificates to Stockholder. The term "Company" shall include any successor corporation resulting from any such reorganization, merger or consolidation, and any reference to the capital stock of the Company shall include such substituted securities.

         9.  MERGER OR SALE OF ASSETS.

             9.1 RECEIPT OF CONSIDERATION. If the Company shall be merged with or into, or consolidated with, or shall sell all or substantially all of its assets to, any other corporation, or if the Company's Board of Directors and the holders of a majority of the outstanding shares of the Company's common stock approve the sale of the Company's stock, the Trustee shall have authority to collect and receive the full consideration to which Stockholder may become entitled, and upon the receipt of such consideration shall have authority to surrender or exchange such Shares if and as required by the terms of such merger, consolidation or sale.

             9.2 DISTRIBUTION OF CONSIDERATION. Upon receipt by the Trustee of such consideration, whether or not such consideration shall consist in whole or in part of Shares having voting power, the Trustee shall forthwith distribute such consideration to Stockholder, but only upon surrender of the Voting Trust Certificate by Stockholder to the Trustee, whereupon this Trust Agreement shall forthwith terminate.

         10. CONTINUANCE AND TERMINATION OF TRUST. The Trust shall continue indefinitely and shall terminate upon the sale of all of the Shares by the Stockholder.

         11. SUCCESSOR TRUSTEES.

             11.1 RESIGNATION. The Trustee may resign at any time upon written notice to the Company and Stockholder.

             11.2 SUCCESSOR TRUSTEE. Upon the death, incapacity or resignation of the original Trustee hereunder, the original Trustee shall have the right to name a successor Trustee(s) in writing. In the event the original Trustee fails or for any other reason is unable to name a successor(s), the original Trustee's executor or other duly appointed representative shall (i) automatically become the successor Trustee or (ii) appoint a successor Trustee(s). In the event such person or entity fails to accept such designation, the Company may, with the consent of the Stockholder, appoint a successor Trustee(s). A successor Trustee may exercise all of the powers of the original Trustee hereunder and the term "Trustee" as used in this Agreement and in the Voting Trust Certificate shall apply to the original Trustee and to such successor Trustee(s). Notwithstanding any change in the Trustee, the certificate(s) for Shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee(s) with the same effect as if endorsed or transferred by the original Trustee. The foregoing provisions shall apply in the event of the death, incapacity or resignation of any such successor Trustee as if he were the original Trustee.

         12. ACCEPTANCE OF TRUST BY TRUSTEE.

             12.1 ACCEPTANCE. The Trustee hereby accepts the above Trust, subject to all the terms, conditions and reservations herein contained.

             12.2 RESPONSIBILITY OF TRUSTEE. Except for personal acts of bad faith or gross and willful negligence, the Trustee shall not incur any liability by reason of an error of law or judgment, or for action taken by him upon any certificate of stock or other documents believed by the Trustee to be genuine and properly executed, or for any act or omission under this Agreement or pursuant to the authorization conferred hereby.

         13. RIGHT TO EXAMINE THIS TRUST AGREEMENT. A copy of this Trust Agreement shall be filed at the principal office of the Company and the registered office of the Company in Delaware and shall be open to the inspection of any holder of common stock of the Company or any Voting Trust Certificate holder during daily business hours.

         14. MISCELLANEOUS.

             14.1 SUCCESSORS AND ASSIGNS. This Trust Agreement shall be binding upon, and shall operate for the benefit of, the parties and their respective heirs, estates, successors and legal representatives and shall not be assigned except as provided herein. No third party shall claim any benefit hereunder.

             14.2 EXECUTION IN COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

             14.3 ENTIRE AGREEMENT. This Trust Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes any and all other written or oral agreements, documents, memoranda, understandings or otherwise between the parties relating to such subject matter. This Trust Agreement may only be modified in writing and such modification must be executed by all parties hereto. Further, a copy of such modification or amendment shall be filed in the registered office of the Company in Delaware.

             14.4 TITLES NOT TO AFFECT INTERPRETATION. All sections, paragraphs, descriptions and headings in this Trust Agreement and references thereto are inserted for convenience only, and shall not affect the construction or interpretation hereof. The provisions of this Trust Agreement shall be construed without regard to authorship.

             14.5 CONTROLLING LAW AND VENUE. This Trust Agreement and all rights and duties of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of laws rules of any jurisdiction. VENUE IN ANY ACTION SHALL BE IN NEW CASTLE COUNTY, DELAWARE, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS IN SUCH VENUE. The provisions of this Paragraph 14.5 are intended by the parties to comply with 6 DEL. C. Section 2708.

             14.6 NOTICES. All notices or other Communications required or permitted to be given under the terms of this Agreement shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed, as follows:

             If to the Trustee:      Raymond Hood
                                     EXE Technologies, Inc.
                                     8787 Stemmons Freeway
                                     Dallas, TX 75247-3702
                                     Telephone: (214) 775-5820
                                     Facsimile: (214) 775-0912

             with a copy to:         Dorothy K. Phillips, Esq.
                                     Law Offices of Dorothy K. Phillips, Esq.
                                     121 South Broad Street
                                     21st Floor
                                     Philadelphia, Pennsylvania 19107-4534
                                     Telephone: (215) 568-7757
                                     Facsimile: (215) 568-1711

                                            and

                                     Michael P. Gallagher, Esq.
                                     Pepper Hamilton LLP
                                     1235 Westlakes Drive
                                     Suite 400
                                     Berwyn, Pennsylvania 19312-2401
                                     Telephone: (610) 640-7807
                                     Facsimile: (610) 640-7835

             If to Stockholder:      Marianne T. Shada Hood
                                     1190 Copeland School Road
                                     West Chester, PA  19380-1878
                                     Telephone: (610) 692-6074
             with a copy to:         Mary Cushing Doherty, Esq.
                                     High, Swartz, Roberts & Seidel
                                     40 E. Airy Street
                                     Norristown, Pennsylvania 19404
                                     Telephone: (610) 275-0700
                                     Facsimile: (610) 275-5290

or to such address or addresses and to the attention of such other person or persons as any of the parties may notify the others in accordance with the provisions of this paragraph. Notices or other communications shall be effective when they are received by the party for whom they are intended.




                       [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Voting Trust Agreement the day and year first above written.


STOCKHOLDER:                            TRUSTEE:

/s/ Marianne T. Shada Hood              /s/ Raymond R. Hood
-----------------------------           -----------------------------
Marianne T. Shada Hood                  Raymond Hood

                                    EXHIBIT A

                         STOCKHOLDER CONSENT AND WAIVER

                                    EXHIBIT B

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF A EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         TRANSFER OF THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF SECTION 5 OF THE VOTING TRUST AGREEMENT PURSUANT TO WHICH THE SAME WAS ISSUED, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND AT THE REGISTERED OFFICE OF THE COMPANY IN THE STATE OF DELAWARE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED SEPTEMBER 29, 1999 AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND SUCH SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

NO. 01                                                            500,000 SHARES

                            EXE TECHNOLOGIES, INC.
                           VOTING TRUST CERTIFICATE
                               FOR COMMON STOCK

                         ----------------------------

         THIS IS TO CERTIFY THAT there has been deposited, under the Voting Trust Agreement hereinafter referred to, a certificate for 500,000 shares of Class A Common Stock of EXE Technologies, Inc., a Delaware corporation (the "Company") and that Marianne T. Shada Hood will be entitled to receive, as hereinafter provided, the benefits specified in such Voting Trust Agreement arising from the deposit of such shares. This certificate is issued pursuant to, and the rights of the holder hereof are subject to, and the holder hereof by accepting delivery hereof consents to the terms and conditions of, the Voting Trust Agreement dated December ___, 1999 by and between Marianne T. Shada Hood ("Stockholder") and Raymond Hood ("Trustee"), a copy of which is on file at the registered office of the Company, and is open to the inspection of the holder daily during business hours.

         This certificate, together with the rights represented hereby, is transferable only on the Voting Trust Certificate register of the Trustee by the holder hereof in person or by his or her duly authorized attorney upon surrender of this certificate properly endorsed and upon compliance with the terms and conditions of the Voting Trust Agreement. Until actual delivery of such stock certificates as hereinafter provided, the Trustee shall possess and shall be entitled to exercise the voting and other rights as provided in the Voting Trust Agreement, and it is being expressly stipulated that no such right passes to the holder hereof by or under this certificate or by or under any agreement express or implied.

         This certificate is transferable on the books of the Trustee only as provided in the Voting Trust Agreement, and, in particular, is not assignable or transferable except as provided therein.

         IN WITNESS WHEREOF, this certificate has been duly executed by the Trustee.


Dated:
      ------------                       -----------------------------
                                         Raymond Hood, Trustee